UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 27, 2011

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code) ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On January 27, 2011, Telular Corporation (“Telular”) issued a press release reporting its fiscal year 2011 first quarter results. A copy of the press release is being furnished, not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

On January 27, 2011, Telular held a conference call with investors to discuss Telular’s earnings and results of operations for the three months ended December 31, 2010.  A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibits 99.1 and 99.2 contain disclosures about net income before non-cash items, which is considered a non-GAAP performance measure. Telular has chosen to provide this performance measure to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Telular’s operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

Item 8.01.          Other Events.

On January 27, 2011, Telular announced the declaration of a regular quarterly dividend of $0.10 per share that will be payable on February 21, 2011, to shareholders of record on the close of business on February 14, 2011.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated January 27, 2011, providing financial update of Telular Corporation for the first quarter of fiscal year 2011 and announcing a regular quarterly dividend payable February 21, 2011, to shareholders of record on the close of business on February 14, 2011.

99.2	Transcript of the Telular Corporation January 27, 2011 Earnings Conference Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	TELULAR CORPORATION

	By:	/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer

TELULAR CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated January 27, 2011

Exhibit Number	Description

99.1	Press Release dated January 27, 2011, providing financial update of Telular Corporation for the first quarter of fiscal year 2011 and announcing a regular quarterly dividend payable February 21, 2011, to shareholders of record on the close of business on February 14, 2011.

99.2	Transcript of the Telular Corporation January 27, 2011 Earnings Conference Call.